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                                                                    Exhibit 11.1


                           SunGard Data Systems Inc.
                Statement Re Computation of Per Share Earnings
                   (in thousands, except per share amounts)
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                                                Year Ended December 31,
                                            ------------------------------
                                             1994        1993        1992
                                            ------      ------      ------

PRIMARY:

  Average common shares outstanding.......   18,835     17,494      15,175

  Dilutive stock options, net
     of treasury shares...................      414        464         472
                                            -------     ------      ------

  Adjusted common shares outstanding......   19,249     17,958      15,647
                                            =======     ======      ======

  Net income..............................  $43,087    $38,474     $25,808
                                            =======     ======      ======

  Net income per common share.............    $2.24      $2.14       $1.65
                                            =======     ======      ======

FULLY DILUTED:

  Average common shares outstanding.......   18,835     17,494      15,175

  Assumed conversion of 8 1/4%
     subordinated debentures..............       --      1,206       3,317

  Dilutive stock options, net
     of treasury shares...................      416        476         499
                                            -------     ------      ------

  Adjusted common shares outstanding......   19,251     19,176      18,991
                                            =======     ======      ======

  Net income..............................  $43,087    $38,474     $25,808

  Assumed interest expense savings
     on subordinated debentures,
     net of related income taxes..........       --      1,565       4,337
                                            -------     ------      ------

  Adjusted net income.....................  $43,087    $40,039     $30,145
                                            =======     ======      ======

  Net income per common share.............  $  2.24    $  2.09      $ 1.59
                                            =======     ======      ======
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